UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

BULLFROG AI HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41600	84-4786155
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

325 Ellington Blvd, Unit 317

Gaithersburg, MD 20878

(Address of principal executive offices) (Zip Code)

(240) 658-6710

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $ 0.00001 per share	BFRG	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)
Tradeable Warrants	BFRGW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2023, Bullfrog AI Holdings, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Company no longer complies with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s delay in filing its Form 10-Q for the quarter ended March 31, 2023. The letter was issued by Nasdaq under Nasdaq Listing Rule 5810(c)(2) for the Company’s failure to comply with Nasdaq Listing Rule 5250(c)(1).

The Company has 60 calendar days, or until July 24, 2023, to submit to Nasdaq a plan (the “Plan”) to regain compliance with the Nasdaq Listing Rules. If Nasdaq accepts the Company’s Plan, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date for filing the Form 10-q to regain compliance. If Nasdaq does not accept the Company’s Plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. The letter from the Staff has no immediate effect on the listing of the Company’s securities on the Nasdaq Capital Market.

The Company filed its Form 10-Q on May 22, 2023 and as such has regained compliance. A copy of the Company’s press release disclosing its filing of its Form 10-K is attached hereto as exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2023

BULLFROG AI HOLDINGS, INC.

By:	/s/ Vininder Singh
Vininder Singh
Chief Executive Officer